                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 23, 1999, relating to the consolidated financial statements, which appears in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1999.

/S/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Jose, California
April 26, 2000